UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023 (November 13, 2023)

JAGUAR GLOBAL GROWTH CORPORATION I

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41284	98-1593783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive,
Suite 700 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(646) 663-4945

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	JGGCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	JGGC	The Nasdaq Stock Market LLC
Rights entitling the holder thereof to receive one-twelfth (1/12) of one Class A ordinary share of JGGC	JGGCR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	JGGCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

As previously disclosed, on March 2, 2023, Jaguar Global Growth Corporation I, a Cayman Islands exempted company limited by shares (the “Company”), Captivision Inc. (FKA Phygital Immersive Limited), a Cayman Islands exempted company limited by shares (“New PubCo”), Jaguar Global Growth Korea Co., Ltd., a stock corporation (“chusik hoesa”) organized under the laws of the Republic of Korea, and GLAAM Co., Ltd., a corporation (“chusik hoesa”) organized under the laws of the Republic of Korea, entered into a business combination agreement (as amended on June 16, 2023, July 7, 2023, July 18, 2023, September 7, 2023 and as it may be amended and/or restated from time to time).

As previously disclosed, on August 11, 2023, at an extraordinary general meeting, the shareholders of the Company approved, among other things, an amendment to the Company’s amended and restated memorandum and articles of association to (i) extend the date (the “Termination Date”) by which the Company has to consummate a business combination from August 15, 2023 (the “Original Termination Date”) to September 15, 2023 (the “Extended Date”), and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to three times by an additional one month each time after the Extended Date, by resolution of the Company’s board of directors (the “Board”) in accordance with certain agreed-upon procedures, until December 15, 2023, or a total of up to four months after the Original Termination Date (each, an “Extension” and collectively, the “Extensions”), unless the closing of the Company’s business combination has occurred. As previously disclosed, on September 14, 2023, the Board approved a one-month Extension from September 15, 2023 to October 15, 2023 and on October 15, 2023, the Board approved a second one-month Extension from October 15, 2023 to November 15, 2023, in accordance with the procedures previously described.

As previously disclosed, on September 27, 2023, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) in connection with its previously announced business combination with New PubCo and certain other parties as described in greater detail in the proxy statement filed by the Company with the Securities and Exchange Commission on September 14, 2023. The voting results of the Extraordinary General Meeting are described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 28, 2023.

On November 13, 2023, the Company entered into three non-redemption agreements (the “Non-Redemption Agreements”), each with a distinct investor (each, an “Investor”) on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Investor agreed to rescind or reverse any previously submitted redemption demand of the ordinary shares of the Company held or to be acquired by such Investor (the “Investor Shares”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Non-Redemption Agreements.

Upon consummation of the business combination, the Company shall pay or cause to be paid to each Investor a payment in respect of its respective Investor Shares in cash released from the trust account established in connection with Company’s initial public offering equal to the number of Investor Shares multiplied by the Redemption Price, minus the amount specified in each of the Non-Redemption Agreements of its respective Investor Shares multiplied by the Redemption Price.

The Company may enter into other non-redemption agreements with substantially similar terms with other investors or shareholders of the Company, which may mandate the non-redemption of no more than 7,000,000 ordinary shares of the Company.

The foregoing description of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Redemption Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit

10.1	Form of Non-Redemption Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2023

JAGUAR GLOBAL GROWTH CORPORATION I

By:	/s/ Anthony R. Page
Name:	Anthony R. Page
Title:	Chief Financial Officer